UNITED STATES SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 or 15(d) of THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 11, 2020

Intercontinental Exchange, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-36198	46-2286804
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification Number)

5660 New Northside Drive, Third Floor, Atlanta, Georgia 30328

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (770) 857-4700

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, $0.01 par value per share	ICE	New York Stock Exchange

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01	Regulation FD Disclosure.

On October 1, 2020, Intercontinental Exchange, Inc. (“ICE”) realigned its reporting structure following its acquisition of Ellie Mae, Inc. and certain organizational changes within ICE’s business. Beginning with its results for the quarter ending December 31, 2020, ICE will report operating revenues and expenses based on three operating segments—Exchanges, Fixed Income & Data Services and Mortgage Technology—rather than two operating segments—Trading & Clearing and Data & Listings.

The realignment impacts only ICE’s segment reporting, and there is no change to previously reported consolidated results. For informational purposes and to assist investors in making comparisons of ICE’s historical operational and financial information with operational and financial information that reflects the three new operating segments, ICE has posted on its website pro forma historical operational and financial information for the nine months ended September 30, 2020 and the years ended December 31, 2019 and 2018 and for each quarter within such reporting periods, reflecting the segment reporting changes and as if ICE had owned Ellie Mae, Inc., Simplifile LLC and Mortgage Electronic Registration System, Inc. since January 1, 2018. The historical information is accessible on the Investor Relations section of ICE’s website (https://ir.theice.com/home/default.aspx).

The information contained herein is furnished pursuant to Item 7.01 of Form 8-K and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934 except as may be expressly set forth by specific reference in such filing.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be filed on its behalf by the undersigned hereunto duly authorized.

INTERCONTINENTAL EXCHANGE, INC.

Date: December 11, 2020	By:	/s/ Andrew J. Surdykowski
Andrew J. Surdykowski
General Counsel